Exhibit 10.1

BELLEROPHON THERAPEUTICS, INC.
INCENTIVE STOCK OPTION AGREEMENT
Bellerophon Therapeutics, Inc. (the “Company”) hereby grants the following stock option pursuant to its 2015 Equity Incentive Plan. The terms and conditions attached hereto are also a part hereof.
Notice of Grant

Name of optionee (the “Participant”):	Fabian Tenenbaum
Date of this option grant:	February 29, 2016
Number of shares of the Company’s Common Stock subject to this option (“Shares”):	130,000
Option exercise price per Share:	$2.30
Number, if any, of Shares that vest immediately on the grant date:	None
Shares that are subject to vesting schedule:	100%
Vesting Start Date:	February 29, 2016
Final Exercise Date:	February 28, 2026
Vesting Schedule:

Number of Shares Vesting:	Vesting Date:
32,500	February 28, 2017
32,500	February 28, 2018
32,500	February 28, 2019
32,500	February 28, 2020
100% accelerated vesting in the event of a Change in Control (as defined in the Participant’s employment letter with the Company dated February 8, 2016); in the event that the Company terminates Participant’s employment without Cause (as defined in the Participant’s employment letter with the Company dated February 8, 2016) following the vesting of the first installment, the Option will be deemed to have vested in equal monthly installments following the Start Date.

This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

BELLEROPHON THERAPEUTICS, INC.
/s/ Fabian Tenenbaum	/s/ Amy Edmonds
Signature of Participant	By: Name of Officer: Amy Edmonds Title: VP, Clinical Operations & Administration

Street Address

City/State/Zip Code

BELLEROPHON THERAPEUTICS, INC.
Incentive Stock Option Agreement
Incorporated Terms and Conditions

1.	Grant of Option.

This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2015 Equity Incentive Plan (the “Plan”), the number of Shares set forth in the Notice of Grant of common stock, $0.01 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).
It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) to the maximum extent permitted by law. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant.
The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a)Form of Exercise. Each election to exercise this option shall be in writing, in the form of the Stock Option Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or in such other form (which may be electronic) as is approved by the Company, together with payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c)Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d)Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of twelve months following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean: (A) disloyalty or dishonesty which results or is intended to result in material personal enrichment to the Participant at the material expense of the Company or any of its subsidiaries (including, without limitation, fraud, embezzlement or dishonesty or breach of business ethics); (B) fraudulent conduct in connection with the material business or affairs of the Company or any of its subsidiaries that materially and adversely affects the Company or any of its subsidiaries; (C) conviction of a felony or any crime involving moral turpitude (or entering into a plea of nolo contendere with respect to such crime); (D) gross misconduct that materially and adversely affects the Company; (E) any breach or intended breach of any Company policies or procedures as in effect from time to time, in each case constituting a material violation of such policies or procedures, and in each case causing material harm to the Company; or (F) failure by the Participant to provide thirty (30) days advance written notice of resignation; provided that in the case of subsection (E) of this Section 3(e), the Company shall give written notice to the Participant at least ten (10) days prior to such termination (“Notice of Termination for Cause”) of the Company’s intent to terminate, which notice shall set out in detail the ways in which the Participant has materially breached or expressed an intent to breach materially a Company policy or procedure in such a way as to cause the Company material harm, and the Participant shall have failed to cure such breach prior to the expiration of ten (10) days following the date on which such notice is provided to him; and provided further that with respect to the Participant’s violation of Subsection (E) of this Section 3(e), the Participant shall have only one opportunity to cure such failure and thereafter may be terminated immediately in connection with subsequent violations of Subsection (E) of this Section 3(e). The Participant’s employment shall be considered to have been terminated for “Cause” if the Company determines, within thirty (30) days after the Participant’s resignation, that termination for Cause was warranted.

4.Tax Matters.

(a)Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b)Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5.Transfer Restrictions.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
6.     Confidential Information; Noncompetition; Work Product.

By accepting this option, Participant is hereby acknowledging and agreeing to the provisions set forth in the Confidentiality and Noncompetition Agreement attached hereto as Exhibit A related to confidential information, noncompetition and work product. Without limitation to any other remedies available under law or those set forth in Exhibit A, the Participant agrees that if Participant breaches any of the provisions of Exhibit A, then (i) the Participant shall not be entitled to any further vesting of this option, (ii) any portion of the option that remains outstanding, whether vested or unvested, will be immediately and automatically forfeited exchange for no consideration, (iii) any Shares acquired by the Participant upon the exercise of the option that continue to be held by the Participant shall be required to be surrendered immediately and automatically to the Company in exchange for no consideration and (iv) if the Participant acquired any Shares upon the exercise of the option that the Participant has sold, transferred or otherwise disposed of such Shares, then the Participant shall be required to pay to the Company, in cash, within thirty (30) days of a written request by the Company for such payment, the amount for which the Participant sold the Shares.
7.     Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.ANNEX A

BELLEROPHON THERAPEUTICS, INC.
Stock Option Exercise Notice
Bellerophon Therapeutics, Inc.
184 Liberty Corner Road, Suite 302
Warren, NJ 07059

Dear Sir or Madam:

I,                  (the “Participant”), hereby irrevocably exercise the right to purchase          shares of the Common Stock, $0.01 par value per share (the “Shares”), of Bellerophon Therapeutics, Inc. (the “Company”) at $     per share pursuant to the Company’s 2015 Equity Incentive Plan and a stock option agreement with the Company dated              (the “Option Agreement”). Enclosed herewith is a payment of $        , the aggregate purchase price for the Shares. The certificate for the Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship.

Dated:

Signature
Print Name:
Address:

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):

EXHIBIT A

CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

I.    The Participant acknowledges that the Participant’s employment by or other service to the Company will, throughout such employment or service period, bring the Participant into close contact with the confidential affairs of the Company and its subsidiaries, including access to information about their client and customer lists and information concerning proprietary manufacturing formulations and processes, costs, profits, real estate, markets, sales, products, key personnel, pricing policies, operational methods, patents, research and development, technical processes, and other business affairs and methods, plans for future product development and other information not readily available to the public. The Participant further acknowledges that the services to be performed by the Participant are of a special, unique, unusual, extraordinary and intellectual character. The Participant further acknowledges that the business of the Company and its subsidiaries is international in scope, that the Company and its subsidiaries competes in nearly all of their business activities with other entities that are or could be located in nearly any part of the world and that the nature of the Participant’s services, position and expertise are such that the Participant is capable of competing with the Company and its subsidiaries from nearly any location in the world. In recognition of the foregoing, the Participant covenants and agrees:

1. For Participants Resident in States Other Than California, Wisconsin, Texas, and Louisiana:

(a)    The Participant, at all times while the Participant is an employee of or service provider to the Company and thereafter, shall hold in a fiduciary capacity for the benefit of the Company all secret, trade, proprietary or confidential information, knowledge or data relating to the Company or any of its affiliated companies and shareholders, and their respective businesses, that the Participant obtains during the Participant’s employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Participant’s violation of this Section (a)) (“Confidential Information”). The Participant shall not communicate, divulge or disseminate Confidential Information at any time during or after the Participant’s employment with or service to the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. Nothing in this paragraph diminishes or limits any protection granted by law to trade secrets or relieves the Participant of any duty not to disclose, use, or misappropriate any information that is a trade secret, for as long as such information remains a trade secret.

(b)    During the “Noncompetition Period,” the Participant shall not, without the prior written consent of the Board, engage in or become associated with a “Competitive Activity.” For purposes of these provisions: (i) the “Noncompetition Period” means the period commencing on the Grant Date (set forth in the option agreement) and ending on the twelve-month anniversary of the date upon which Participant’s employment with or service to the Company is terminated for any reason (the “Date of Termination”); (ii) a “Competitive Activity” means any business or other endeavor that engages in clinical or pre-clinical research or development, manufacturing, marketing, sales, or commercialization of products or services that directly or indirectly compete with, or are a therapeutic alternative to, either (x) the products of, or services engaged in by, the Company or any of its subsidiaries at the Date of Termination in any geographic location in the United States or, if different, the country in which the Participant primarily performs services for the Company or (y) the products proposed to be developed or commercialized, or services proposed to be engaged in, by the Company or any of its subsidiaries at the Date of Termination in any geographic location in the United States or, if different, the country in which the Participant primarily performs services for the Company (provided that clause (y) shall apply only to any proposed business activity as to which the Company or any of its subsidiaries has devoted significant and documented efforts at the Date of Termination, whether internally or through acquisition, licensing or other business development activities); provided, however, that the Participant shall not be engaged in a Competitive Activity if the Participant is providing services to a division or subsidiary of a multi-division entity or holding company, so long as no division or subsidiary to which the Participant provides services is in competition with the Company or its subsidiaries, and the Participant does not otherwise engage in a Competitive Activity on behalf of the multi-division entity or any competing division or subsidiary; and (iii) the Participant shall be considered to have become “associated with a Competitive Activity” if the Participant becomes directly or indirectly involved as an owner, investor (other than a passive stockholder of less than five percent (5%) of a corporation the securities of which are traded on a national securities exchange), employee, officer, director, consultant, independent contractor, agent, partner, advisor, or in any other capacity in a role where Participant may draw upon the goodwill of the Company or where Participant’s knowledge of the Confidential Information of the Company is likely to affect Participant’s decisions or actions with regard to the Competitive Activity, to the detriment of Company.

(c)    During the Noncompetition Period, the Participant shall not, on the Participant’s own behalf or on behalf of any other person, firm or entity (x) directly or indirectly hire, solicit, induce or attempt to solicit or induce any employee of the Company or any of its subsidiaries to terminate his employment with the Company or any of its subsidiaries, or to provide any assistance whatsoever to any person, firm or entity engaged in a Competitive Activity, or (y) directly or indirectly induce any business, entity or person with which the Company or any of their subsidiaries has a business relationship to terminate or alter such business relationship.

(d)    In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of these provisions, if the Participant commits a material breach of any of these provisions, the Company shall have the right to seek to have such provisions specifically enforced by any court having equity jurisdiction (without any obligation to post a bond or other security); it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.

(e)    The Participant acknowledges that while the Participant is an employee of or service provider to the Company, the Participant may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, computer programs and software material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as “Work Product”), and that various business opportunities shall be presented to the Participant by reason of the Participant’s employment by the Company. The Participant acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that the Participant shall have no personal interest therein and the Participant does hereby assign all rights, title and interest therein to the Company; provided that they are either related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries, or are, in the case of Work Product, conceived or made on the Company’s time or with the use of the Company’s facilities or materials, or, in the case of business opportunities, are presented to the Participant for the possible interest or participation of the Company or any of its subsidiaries. The Participant agrees that the Participant will not assert any rights to any Work Product or business opportunity as having been made or acquired by the Participant prior to the date hereof.

(f)    The Participant acknowledges and agrees that these provisions are necessary to protect the business operations and affairs of the Company and its subsidiaries. The Participant understands that the restrictions set forth in these provisions may limit the Participant’s ability to earn a livelihood in a business similar that of the Company, but the Participant nevertheless believes that the Participant has received and will receive sufficient consideration and other benefits as an employee of or service provider to the Company, including without limitation, the option granted by the Company and memorialized in the

Agreement to which these provisions are attached, to justify clearly such restrictions which, in any event (given the Participant’s education, skills and ability), the Participant does not believe would prevent the Participant from earning a livelihood.

2. For Participants Resident in California:

(a)    The Participant, at all times while the Participant is an employee of or service provider to the Company and thereafter, shall hold in a fiduciary capacity for the benefit of the Company all secret, trade, proprietary or confidential information, knowledge or data relating to the Company or any of its subsidiaries companies and shareholders, and their respective businesses, that the Participant obtains during the Participant’s employment by the Company or any of its subsidiaries and that is not public knowledge (other than as a result of the Participant’s violation of this Section (a)) (“Confidential Information”). The Participant shall not communicate, divulge or disseminate Confidential Information at any time during or after the Participant’s employment with or service to the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

(b)    During the “Noncompetition Period,” the Participant shall not, without the prior written consent of the Board, engage in or become associated with a “Competitive Activity.” For purposes of these provisions: (i) the “Noncompetition Period” means the period commencing on the Grant Date (set forth in the option agreement) and ending on the date upon which Participant’s employment with or service to the Company is terminated for any reason (the “Date of Termination”); (ii) a “Competitive Activity” means any business or other endeavor that engages in clinical or pre-clinical research or development, manufacturing, marketing, sales, or commercialization of products or services that directly or indirectly compete with, or are a therapeutic alternative to, either (x) the products of, or services engaged in by, the Company or any of its subsidiaries during the Noncompetition Period in any geographic location in the United States or, if different, the country in which the Participant primarily performs services for the Company or (y) the products proposed to be developed or commercialized, or services proposed to be engaged in, by the Company or any of its subsidiaries during the Noncompetition Period in any geographic location in the United States or, if different, the country in which the Participant primarily performs services for the Company (provided that clause (y) shall apply only to any proposed business activity as to which the Company or any of its subsidiaries has devoted significant and documented efforts during the Noncompetition Period, whether internally or through acquisition, licensing or other business development activities); provided, however, that the Participant shall not be engaged in a Competitive Activity if the Participant is providing services to a division or subsidiary of a multi-division entity or holding company, so long as no division or subsidiary to which the Participant provides services is in competition with the Company or its subsidiaries, and the Participant does not otherwise engage in a Competitive Activity on behalf of the multi-division entity or any competing division or subsidiary; and (iii) the Participant shall be considered to have become “associated with a Competitive Activity” if the Participant becomes directly or indirectly involved as an owner, investor (other than a passive stockholder of less than five percent (5%) of a corporation the securities of which are traded on a national securities exchange), employee, officer, director, consultant, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Participant’s personal services, with any individual, partnership, corporation or other organization that is engaged directly or indirectly in a Competitive Activity.

(c)    During both the Noncompetition Period and the twelve-month period following the Date of Termination, the Participant shall not, on the Participant’s own behalf or on behalf of any other person, firm or entity, directly or indirectly, solicit, induce or attempt to solicit or induce any employee of the Company or any of its subsidiaries to terminate his employment with the Company or any of its subsidiaries, or to provide any assistance whatsoever to any person, firm or entity engaged in a

Competitive Activity. During the Noncompetition Period, the Participant shall not directly or indirectly induce any business, entity or person with which the Company or any of its subsidiaries has a business relationship to terminate or alter such business relationship.

(d)    In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of these provisions, if the Participant commits a material breach of any of these provisions, the Company shall have the right to seek to have such provisions specifically enforced by any court having equity jurisdiction (without any obligation to post a bond or other security); it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.

(e)    The Participant agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all inventions, improvements, new contributions, literary property, computer programs and software material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as “Work Product”) and all related patents, patent applications, copyrights and copyright applications to the maximum extent permitted by Section 2870 of the California Labor Code or any like statute of any other state.  The Participant hereby also waives all claims to moral rights in any Work Product.  The Participant understands that the provisions of this Agreement requiring assignment of Work Product to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Appendix A).  The Participant agrees to advise the Company promptly in writing of any invention that he/she believes meets the criteria in Section 2870 and is not otherwise disclosed on Appendix B.

(f)    The Participant acknowledges and agrees that these provisions are necessary to protect the business operations and affairs of the Company and its subsidiaries. The Participant understands that the restrictions set forth in these provisions may limit the Participant’s ability to earn a livelihood in a business similar that of the Company, but the Participant nevertheless believes that the Participant has received and will receive sufficient consideration and other benefits as an employee of or service provider to the Company, including without limitation, the option granted by the Company and memorialized in the Agreement to which these provisions are attached, to justify clearly such restrictions which, in any event (given the Participant’s education, skills and ability), the Participant does not believe would prevent the Participant from earning a livelihood.

3.    For Participants Resident in Wisconsin and Texas

(a)    Company will provide Participant with access to secret, trade, proprietary or confidential information relating to Company and its subsidiaries and shareholders that is not readily available outside Company or its subsidiaries and that Company and its subsidiaries take steps to protect (“Confidential Information”). (“Confidential Information” shall not include information that Participant can prove (i) was in the public domain, being publicly and openly known through lawful and proper means, (ii) was independently developed or acquired by Participant without reliance in any way on other Confidential Information of Company or any subsidiary or (iii) was approved by Company for use and disclosure by Participant without restriction.) The Participant shall not communicate, divulge, or disseminate Confidential Information where such disclosure would be detrimental to the interests of Company (except as required by law), but only for so long as such Confidential Information continues to be not generally known to, and not readily ascertainable through proper means by, Company’s competitors. The promises contained in this paragraph are not intended to preclude Participant from being gainfully employed by another or on his or her own, but are intended to prohibit him or her from using the confidential or proprietary information described herein in a manner that is not for the financial benefit of Company.

Nothing in this paragraph diminishes or limits any protection granted by law to trade secrets or relieves the Participant of any duty not to disclose, use, or misappropriate any information that is a trade secret, for as long as such information remains a trade secret.

(b)    Independent of any other restriction, the Participant during the “Noncompetition Period” shall not, for him(her)self, or on behalf of any other person or entity, directly or indirectly provide services to a “Direct Competitor” in a role where Participant will be expected to draw upon the customer goodwill he gained while with Company or where Participant’s knowledge of “Confidential Information” is likely to affect Participant’s decisions or actions for the Direct Competitor to the detriment of Company. For purposes of this provision: (i) the “Noncompetition Period” means the period commencing on the Grant Date (set forth in the option agreement) and ending on the twelve-month anniversary of the date upon which Participant’s employment with or service to the Company is terminated for any reason (the “Date of Termination”); (ii) a “Direct Competitor” means any business or other endeavor that engages in clinical or pre-clinical research or development, manufacturing, marketing, sales, or commercialization of “Competitive Products or Services” in any geographic location in the United States (except that “Direct Competitor” does not include any business which the parties have agreed in writing to exclude from the definition, and Company will not unreasonably or arbitrarily withhold such agreement); and (iii) “Competitive Products or Services” means products or services that serve the same function as or are a therapeutic alternative to products or services that Company or its subsidiaries offered at the Date of Termination, or to products or services under development or commercialization by Company or its subsidiaries at the Date of Termination (with development or commercialization demonstrated by significant and documented efforts, whether internally or through acquisition, licensing or other business development activities).

(c)    Independent of any other restriction, for a period of one year after Participant’s employment with or service to the Company is terminated for any reason, the Participant shall not, on the Participant’s own behalf or on behalf of any other person, firm or entity, directly or indirectly induce any business, entity or person with which the Company or its subsidiaries has a business relationship (collectively, “Business Associates”) to terminate or alter such business relationship (provided that clause (y) shall apply only to those Business Associates who did business with the Company within the last six months of Participant’s employment or service and (1) about whom Participant, as a result of his or her employment or service, had access to confidential information or goodwill that would assist in solicitation of such Person, or (2) with whom Participant personally dealt on behalf of Company in the twelve months immediately preceding the last day of Participant’s employment or service and that Participant was introduced to or otherwise had business contact with such Business Associate as a result of his or her employment or service with the Company).

(d)    Independent of any other restriction, Participant shall not, either personally or in conjunction with others, either (a) solicit, interfere with, or endeavor to cause any employee of Company or its subsidiaries to leave such employment or (b) otherwise induce or attempt to induce any such employee to terminate employment with Company or its subsidiaries. Nothing in this paragraph is meant to prohibit an employee of Company or its subsidiaries who is not a party to this Agreement from becoming employed by another organization or person.

(e)    In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of these provisions, if the Participant commits a material breach of any of these provisions, the Company shall have the right to seek to have such provisions specifically enforced by any court having equity jurisdiction (without any obligation to post a bond or other security); it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.

(f)    The Participant acknowledges that while the Participant is an employee of or service provider to the Company, the Participant may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, computer programs and software material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as “Work Product”), and that various business opportunities shall be presented to the Participant by reason of the Participant’s employment by the Company. The Participant acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that the Participant shall have no personal interest therein and the Participant does hereby assign all rights, title and interest therein to the Company; provided that they are either related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries, or are, in the case of Work Product, conceived or made on the Company’s time or with the use of the Company’s facilities or materials, or, in the case of business opportunities, are presented to the Participant for the possible interest or participation of the Company or any of its subsidiaries. The Participant agrees that the Participant will not assert any rights to any Work Product or business opportunity as having been made or acquired by the Participant prior to the date hereof.

(g)    The Participant acknowledges and agrees that these provisions are necessary to protect the business operations and affairs of the Company and its subsidiaries. The Participant understands that the restrictions set forth in these provisions may limit the Participant’s ability to earn a livelihood in a business similar that of the Company, but the Participant nevertheless believes that the Participant has received and will receive sufficient consideration and other benefits as an employee of or service provider to the Company, including without limitation, the option granted by the Company and memorialized in the Agreement to which these provisions are attached, to justify clearly such restrictions which, in any event (given the Participant’s education, skills and ability), the Participant does not believe would prevent the Participant from earning a livelihood.

4.    For Participants Resident in Louisiana

(a)    Company will provide Participant with access to secret, trade, proprietary or confidential information relating to Company and its subsidiaries and shareholders that is not readily available outside Company or its subsidiaries and that Company and its subsidiaries take steps to protect (“Confidential Information”). (“Confidential Information” shall not include information that Participant can prove (i) was in the public domain, being publicly and openly known through lawful and proper means, (ii) was independently developed or acquired by Participant without reliance in any way on other Confidential Information of Company or any subsidiary or (iii) was approved by Company for use and disclosure by Participant without restriction.) The Participant shall not communicate, divulge or disseminate Confidential Information at any time during or after the Participant’s employment with or service to the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. Nothing in this paragraph diminishes or limits any protection granted by law to trade secrets or relieves the Participant of any duty not to disclose, use, or misappropriate any information that is a trade secret, for as long as such information remains a trade secret.

(b)    During the “Noncompetition Period,” the Participant shall not, without the prior written consent of the Board, engage in or become associated with a “Competitive Activity” in West Baton Rouge Parish or any parish or county in the United States where Company does business. For purposes of these provisions: (i) the “Noncompetition Period” means the period commencing on the Grant Date (set forth in the option agreement) and ending on the twelve-month anniversary of the date upon which Participant’s employment with or service to the Company is terminated for any reason (the “Date of Termination”); (ii) a “Competitive Activity” means any business or other endeavor that engages in clinical or pre-clinical research or development, manufacturing, marketing, sales, or commercialization of products or services that directly or indirectly compete with, or are a therapeutic alternative to, either (x) the products of, or services engaged in by, the Company or any of its subsidiaries at the Date of Termination or (y) the products proposed to be developed or commercialized, or services proposed to be engaged in, by the Company or any of its subsidiaries at the Date of Termination (provided that clause (y) shall apply only to any proposed business activity as to which the Company or any of its subsidiaries has devoted significant and documented efforts at the Date of Termination, whether internally or through acquisition, licensing or other business development activities); provided, however, that the Participant shall not be engaged in a Competitive Activity if the Participant is providing services to a division or subsidiary of a multi-division entity or holding company, so long as no division or subsidiary to which the Participant provides services is in competition with the Company or its subsidiaries, and the Participant does not otherwise engage in a Competitive Activity on behalf of the multi-division entity or any competing division or subsidiary; and (iii) the Participant shall be considered to have become “associated with a Competitive Activity” if the Participant becomes directly or indirectly involved as an owner, investor (other than a passive stockholder of less than five percent (5%) of a corporation the securities of which are traded on a national securities exchange), employee, officer, director, consultant, independent contractor, agent, partner, advisor, or in any other capacity in a role where Participant’s ability to draw upon the goodwill or Confidential Information of the Company is likely to affect Participant’s decisions or actions with regard to the Competitive Activity, to the detriment of Company.

(c)    During the Noncompetition Period, the Participant shall not, on the Participant’s own behalf or on behalf of any other person, firm or entity (x) directly or indirectly hire, solicit, induce or attempt to solicit or induce any employee of the Company or any of its subsidiaries to terminate his employment with the Company or any of its subsidiaries, or to provide any assistance whatsoever to any person, firm or entity engaged in a Competitive Activity, or (y) directly or indirectly induce any business, entity or person with which the Company or any of their subsidiaries has a business relationship to terminate or alter such business relationship.

(d)    In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of these provisions, if the Participant commits a material breach of any of these provisions, the Company shall have the right to seek to have such provisions specifically enforced by any court having equity jurisdiction (without any obligation to post a bond or other security); it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.

(e)    The Participant acknowledges that while the Participant is an employee of or service provider to the Company, the Participant may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, computer programs and software material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as “Work Product”), and that various business opportunities shall be presented to the Participant by reason of the Participant’s employment by the Company. The Participant acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that the Participant shall have no personal interest therein and the Participant does hereby assign all rights, title and interest therein to the Company; provided that they are either related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries, or are, in the case of Work Product, conceived or made on the Company’s time or with the use of the Company’s facilities or materials, or, in the case of business opportunities, are presented to the Participant for the possible interest or participation of the Company or any of its subsidiaries. The Participant agrees that the Participant will not assert any rights to any Work

Product or business opportunity as having been made or acquired by the Participant prior to the date hereof.

(f)    The Participant acknowledges and agrees that these provisions are necessary to protect the business operations and affairs of the Company and its subsidiaries. The Participant understands that the restrictions set forth in these provisions may limit the Participant’s ability to earn a livelihood in a business similar that of the Company, but the Participant nevertheless believes that the Participant has received and will receive sufficient consideration and other benefits as an employee of or service provider to the Company, including without limitation, the option granted by the Company and memorialized in the Agreement to which these provisions are attached, to justify clearly such restrictions which, in any event (given the Participant’s education, skills and ability), the Participant does not believe would prevent the Participant from earning a livelihood.

II.     To the extent permitted by law, any restriction set forth in this Agreement that is found by any court of competent jurisdiction to be unreasonable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, may be interpreted to extend only over the maximum period of time, range of activities or geographic area deemed to be reasonable.

III.     To the extent permitted by law, the invalidity of any provision of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, it shall be considered expunged, and the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

APPENDIX A
TO CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

CALIFORNIA LABOR CODE SECTION 2870

(a)          Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)          Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)          Result from any work performed by the employee for the employer.

(b)          To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

APPENDIX B
TO CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP:

Title	Date	Identifying Number or Brief Description